Exhibit 10.1





                           ASSET PURCHASE AGREEMENT


                                    between


                                IBUYLINE, INC.


                                      and


                     PHOENIX RESOURCES TECHNOLOGIES, INC.









                         Dated as of October 31, 2000

                               TABLE OF CONTENTS

ARTICLE I
 ACQUISITION OF IBL ASSETS AND LIABILITIES AND ISSUANCE OF PRTI SECURITIES..   1

ARTICLE II
 REPRESENTATIONS AND WARRANTIES OF IBL......................................   3

ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF PRTI.....................................   8

ARTICLE IV
 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES...............................  11

ARTICLE V
 COVENANTS OF PRTI..........................................................  15

ARTICLE VI
 COVENANTS OF IBL...........................................................  17

ARTICLE VII
 TERMINATION................................................................  20

ARTICLE VIII
 MISCELLANEOUS..............................................................  22

ARTICLE IX
 DEFINITIONS................................................................  24

EXHIBIT A -- ACQUIRED ASSETS................................................  28

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                          ---------
October 31, 2000, by and between IBUYLINE, INC., a California corporation ("IBL"), and PHOENIX RESOURCES TECHNOLOGIES, INC., a Nevada corporation
  ---
("PRTI").
  ----

                                  WITNESSETH

     WHEREAS, PRTI desires to acquire certain of the assets of IBL, and IBL desires to sell and assign such assets to PRTI in exchange for Common Stock of PRTI, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                 ACQUISITION OF IBL ASSETS AND LIABILITIES AND
                          ISSUANCE OF PRTI SECURITIES

     1.1 Definitions. Certain capitalized terms used in the agreement are defined in Article IX hereof; reference to a "Schedule" or "Exhibit" is, unless
                                              --------      -------
otherwise specified, to a Schedule or Exhibit to this Agreement.

     1.2  Purchase and Sale of Assets.

          (a) At the Closing (as that term is defined in Section 1.5), upon the terms and conditions herein set forth, PRTI shall purchase from IBL, and IBL shall sell, transfer, convey and deliver to PRTI, in exchange for the Acquired Shares as specified in Section 1.4, all of those tangible and intangible assets of IBL which are specifically identified in Exhibit A to this Agreement (the "Acquired Assets") and the assumption by PRTI of the Assumed Liabilities as specified in Section 1.3.

          (b) This Agreement shall not constitute an agreement to assign or transfer any government approvals, instrument, contract, lease, permit or other agreement or arrangement, or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of PRTI or IBL, and any transfer or assignment or any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, IBL shall continue to use all reasonable efforts to obtain such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and IBL will cooperate with PRTI in any lawful and economically reasonable arrangement to provide that PRTI shall receive the benefits under any such instrument, Contract, lease, permit or other agreement or arrangement, including performance by IBL as agent, if economically feasible, provided that PRTI shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent PRTI would have been responsible therefor if such consent or approval had been obtained.


     1.3 Assumption of Liabilities. PRTI will assume, and undertake to perform and pay, all of the debts, liabilities and obligations of IBL listed in Exhibit B hereto. However, PRTI will not assume, or undertake to perform or pay, any other debt, liability or obligation of IBL of any kind whatsoever. The debts, liabilities and obligations of IBL to be assumed by PRTI pursuant to this Agreement are hereinafter called the "Assumed Liabilities".

     1.4 Issuance and Purchase of the Acquired Shares. Subject to the terms and conditions set forth herein, at the Closing, PRTI shall issue and sell to IBL, and IBL shall purchase from PRTI in exchange for the Acquired Assets, six hundred twenty five thousand (625,000) fully paid and nonassessable shares of PRTI's restricted Common Stock (the "Acquired Shares") which shares are
                                     ---------------
restricted as described in Section 2.22 below. The Acquired Shares shall be paid to IBL as follows: four hundred ninety five thousand (495,000) shares shall be delivered to IBL at Closing and one hundred thirty thousand (130,000) shares shall be placed in an escrow account for disposition in accordance with the terms and conditions of that certain Escrow Agreement, of even date herewith, between IBL, PRTI, and the Escrow Agent (the "Escrow Agreement") and the indemnification provisions of Section 6.5 hereof.

     1.5 Closing. The closing shall take place in person or by telecopier at the offices of Duane, Morris & Heckscher LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, at 10:00 a.m. Chicago time, at a date and time as will be agreed upon between IBL and PRTI (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the
 -------                                           ------------
Closing, (a) IBL shall deliver or cause to be delivered to PRTI such instruments of sale, transfer, conveyance and assignment as PRTI may reasonably request to evidence and confirm IBL's sale and transfer of the Acquired Assets and Assumed Liabilities to PRTI; and (b) PRTI shall issue and deliver to IBL stock certificates in definitive form, registered in the name of IBL, representing the Acquired Shares being purchased by IBL as payment in full for the Acquired Assets and Assumed Liabilities being purchased by PRTI under this Agreement.

                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF IBL

     Subject in every respect to exceptions which are disclosed on the IBL Schedules, IBL represents and warrants to PRTI that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II), except as set forth in the disclosure Schedules described herein.

     2.1  Organization, Standing and Qualification.   IBL is a corporation duly
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or lease and operate its properties, to carry on its business as currently conducted and as now proposed to be conducted, and to carry out the transactions contemplated hereby. IBL is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California, and California is the only State in which the ownership or use of the Acquired Assets require such qualification (except for the jurisdictions in which failure to so qualify would not have a Material Adverse Effect upon the Acquired Assets).

     2.2 Investment Company Status. IBL is not an "investment company" within the meaning of the Investment Company Act of 1940.

     2.3 Power and Authority. IBL has the power and authority to execute and deliver this Agreement, and upon satisfaction of all relevant conditions specified in Article IV will have power and authority to execute and deliver all instruments and documents required to be executed and delivered in connection with this Agreement (collectively the "Transaction Documents") and to perform
                                       ---------------------
its obligations under the Transaction Documents.

     2.4 Noncontravention. Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby (including the assignments referred to in Article I above) in accordance with the terms hereof will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which IBL is subject, (ii) violate any provision of the articles of incorporation or bylaws of IBL or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which IBL is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest has been waived in writing or otherwise would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby, (y) have or result in a material adverse effect on the Acquired Assets or (z) adversely impair IBL's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z) a Material Adverse Effect). Assuming satisfaction of all relevant conditions in Article IV, IBL does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments referred to in Article II above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

     2.5 Validity. This Agreement constitutes the legal, valid and binding obligation of IBL, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditor's rights and general principles of equity and no representation is made regarding the effect of laws relating to competition or antitrust.

     2.6 No Defaults. Except as set forth in Schedule 2.6, IBL is not in default: (a) under (i) its Organizational Documents, or (ii) any material written, oral or implied contract to which IBL is a party and, to the best Knowledge of IBL, the other party to such contract is not in default thereunder; or (b) with respect to any order, writ, injunction or decree of any court or any Government Entity which, in the aggregate, will, or could reasonably be expected to, have a Material Adverse Effect on IBL's business, financial condition, results of operations, prospects or Acquired Assets.

     2.7 Litigation. Except as set forth in Schedule 2.7, there is no: (a) litigation, action, suit, claim, proceeding or investigation pending or, to the best of IBL's Knowledge, threatened against or affecting IBL, or any of its properties or assets, at law or in equity, or before or by any Government Entity; or (b) governmental inquiry pending or, to the best of IBL's Knowledge, threatened against or affecting an IBL, including without limitation any inquiry as to the qualification of IBL to hold or receive any license or permit, and, to the best of IBL's Knowledge, there is no basis for any of the foregoing. IBL has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability that may be material to its business, prospects, financial condition, operations, property or affairs, or which might call into question the validity of this Agreement or any of the securities to be issued hereunder or any action taken or to be taken pursuant hereto or thereto. Furthermore, Schedule 2.7 sets forth each instance in which IBL is (a) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect on the Acquired Assets. Except as set forth in Schedule 2.7, there is no action or suit by IBL pending or threatened against others.

     2.8  Title to Properties; Encumbrances.

          (a) Except as described in Schedule 2.8, IBL owns and has good and marketable title to, has a valid leasehold interest in, or holds a valid license for, the use and transfer of all of the Acquired Assets, and all of the Acquired Assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the Acquired Assets subject thereto.

          (b) Except as described in Schedule 2.8, all of the Acquired Assets are in a good state of maintenance and repair. IBL is current with all lease and rental payments regarding the Acquired Assets. IBL enjoys peaceful and undisturbed possession under all leases which are included in the Acquired Assets, and all such leases are valid and subsisting in full force and effect without any default of IBL thereunder and, to the best of IBL's Knowledge, without any default thereunder of any other party thereto. To the Knowledge of IBL, no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by IBL under any such lease or agreement or by any other party thereto. IBL's possession of such property has not been disturbed and no claim has been asserted against IBL that is adverse to its rights in such leasehold interests.

     2.9 Environmental Matters. IBL has no Knowledge of any claim, has not received any notice of any claim, and to IBL's Knowledge no proceeding has been instituted raising any claim, against IBL or any of the Acquired Assets, alleging any damage to the environment or violation of any Environmental Laws. IBL has no Knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or affecting the Acquired Assets or their use, and IBL has not (a) stored any Hazardous Materials on any real properties which are part of the Acquired Assets or (b) disposed of any Hazardous Materials in a manner contrary to any Environmental Laws.

     2.10 Governmental Approvals. Except as provided in Schedule 2.10, no registration or filing with, or consent or approval of or other action by, any Government Entity is or will be necessary for the valid execution, delivery and performance by IBL of this Agreement.

     2.11 Brokers. Except for the fee to be paid to ITG, no broker, investment banker, finder, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of IBL.

     2.12 Officers. To the Knowledge of IBL, no officer, employee or consultant of IBL is now in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement or any other similar contract or agreement related to the Acquired Assets, or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed or engaged by IBL because of the nature of the business conducted or to be conducted by IBL or relating to the use of trade secrets or proprietary information of others.

     2.13 Employees; Benefit Plans. IBL is not a party to any collective bargaining agreement and is not a party to any pending or threatened labor dispute. There is no employee of IBL whose employment is not terminable at will. IBL has no employee benefit plans.

     2.14 Year 2000. IBL's computer system and software including all software and applications which are part of the Acquired Assets, are able to accurately process date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century through year 1999, the year 2000 and the twenty-first century, including leap year calculations. To the Knowledge of IBL, it is not aware of any inability on the part of any service provider to IBL to timely remedy such service provider's own deficiencies in respect of the year 2000 problem.

     2.15 Tax Matters. Except as described in Schedule 2.15, there are no encumbrances or tax liens on any of the Acquired Assets.

     2.16 Real Property. Prior to Closing, IBL will make available to PRTI correct and complete copies of the leases and subleases (as amended to date) which are part of the Acquired Assets. With respect to each such lease and sublease, and except as otherwise disclosed in Schedule 2.16:

           (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

           (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

           (iii) to the best of IBL's Knowledge no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

           (iv) to the best of IBL's Knowledge no party to the lease or sublease has repudiated any provision thereof;

           (v) to the best of IBL's Knowledge there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

           (vi) to the best of IBL's Knowledge with respect to each sublease, the representations and warranties set forth in subsections
                   (i) through (v) above are true and correct with respect to the underlying lease;

           (vii) IBL has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, except for term financing existing as of the date of this Agreement;

           (viii) to the best of IBL's Knowledge all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

           (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     2.17 Intellectual Property. Schedule 2.17 identifies (a) all trademarks, patents, copyrights, each patent or registration which has been issued to IBL with respect to any of the intellectual property which is included in the Acquired Assets and any other intellectual property owned by IBL, (b) each pending patent application or application for registration which IBL has made with respect to any intellectual property included in the Acquired Assets, and
(c) each license, agreement, or other permission which IBL has granted to any third party with respect to any of such intellectual property.

     2.18 Contracts. Schedule 2.18 lists all written contracts and other written agreements to which IBL is a party the performance of which will involve consideration in excess of $10,000. Prior to Closing, IBL will make available to PRTI a correct and complete copy of each such contract or other agreement so listed (as amended to date).

     2.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of IBL.

     2.20 Investor Status. IBL is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

     2.21 Sophistication. IBL has sufficient knowledge and experience in investing in companies similar to PRTI in terms of PRTI's stage of development so as to be able to evaluate the risks and merits of its investment in PRTI and it is able financially to bear the risks thereof, and it has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of, and to secure such information from, the IBL and its officers and directors as it deems necessary to evaluate the merits of entering into such transactions. All such questions have been answered satisfactorily and IBL or its counsel have received and reviewed the due diligence materials delivered to it/them by PRTI.

     2.22 Restrictions on Resale of Acquired Shares. IBL understands that the Acquired Shares have not been registered under the Securities Act and are restricted shares. IBL understands that no shares can be sold unless they are first registered under the Securities Act or unless an exemption from such registration is available.


     2.23 Investment Intent. IBL is acquiring the Acquired Shares for its own account for investment only, and not as a nominee and not with a view towards distribution of any part thereof, and that IBL has no present intention of selling, granting any participation in, or otherwise distributing the same.

     2.24 Exemption from Registration. IBL understands that the Acquired Shares have not been registered under the Securities Act. IBL also understands that the Acquired Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon IBL's representations contained in the Agreement.

     2.25 Title to Acquired Assets. IBL has good title to, or a valid leasehold interest in, the Acquired Assets. Immediately following the Closing, PRTI will have good, valid and indefeasible title to, or a valid leasehold interest in, the Acquired Assets, free and clear of the IBL Liens.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PRTI

     Subject in every respect to exceptions which may hereafter be disclosed on the PRTI Schedules, PRTI represents and warrants to IBL that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure Schedules described herein.

     3.1 Organization of PRTI. PRTI is a corporation duly organized, validly existing, and in good standing under the laws of Nevada.

     3.2 Authorization of Transaction. PRTI has the power and authority to execute and deliver this Agreement and, upon satisfaction of all relevant conditions in Article IV will have power and authority to execute and deliver the Transaction Documents. The issuance, sale and delivery of the Acquired Shares in accordance with the terms of this Agreement have been duly authorized by all requisite corporate action of PRTI. When issued, sold and delivered in accordance with this Agreement, the Acquired Shares issued hereunder will be validly issued and outstanding, fully paid for, and nonassessable, and will not be subject to preemptive or any other similar rights held by the shareholders of PRTI or others; provided, however, that the Acquired Shares may be subject to restrictions on transfer under applicable state and/or federal securities laws.

     3.3 Validity. This Agreement constitutes the legal, valid and binding obligation of PRTI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditor's rights and general principles of equity and no representation is made regarding the effect of laws relating to competition or antitrust.

     3.4 Noncontravention. Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby (including the assignments referred to in Article I above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which PRTI is subject, (ii) violate any provision of the articles of incorporation or bylaws of PRTI or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which PRTI is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest has been waived in writing or otherwise would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby, (y) have or result in a material adverse effect on the Acquired Assets or (z) adversely impair PRTI's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z) a Material Adverse Effect). Assuming satisfaction of all relevant conditions in Article IV, PRTI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments referred to in Article II above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

     3.5 Brokers' Fees. Except for the fee to be paid to ITG, no broker, investment banker, finder, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of PRTI.

     3.6 Anti-Takeover Statute. PRTI's Board of Directors has taken all necessary action so that no Nevada "control share acquisition" or other similar anti-takeover statute (including, but not limited to, Sections 78.378 - 78.3793 and Sections 78.411 - 78.444 inclusive of the Nevada Revised Statutes) or regulation or applicable provision in PRTI's Articles of Incorporation or Bylaws prohibits the transactions contemplated by this Agreement. To the Knowledge of PRTI, no other state takeover statute or regulation is applicable to the transactions contemplated by this Agreement.

     3.7  Material Liabilities; Material Adverse Events.

          (a) PRTI does not have any material liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and/or due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the financial statements contained in PRTI's Quarterly Report on Form 10-QSB for the quarter ended July 31, 2000 and (ii) liabilities which have arisen after July 31, 2000 in the Ordinary Course of Business.

          (b) Since September 30, 2000, there has not been any material adverse change in the financial condition of PRTI taken as a whole. Without limiting the generality of the foregoing, since that date PRTI has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

     3.8 Legal Compliance. PRTI has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply, individually or in the aggregate would not have a Material Adverse Effect.


     3.9 Disclaimer of other Representations and Warranties. PRTI acknowledges and agrees that, except as expressly set forth in Article II, above, (a) IBL has made and makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed, and (b) PRTI is purchasing the Acquired Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing, PRTI further acknowledges and agrees that IBL has made and makes no representation or warranty regarding any assets other than the Acquired Assets, and none shall be implied or inferred at law or in equity.

     3.10 Consent of Third Party Creditors. PRTI recognizes and agrees that (a) pursuant to Sections 1.2(b), above, and 4.1(l), below, the receipt of certain waivers and consents from existing creditors of IBL, which creditors hold security interests in the Acquired Assets, is a condition precedent to the consummation of this Agreement.


                                  ARTICLE IV
                         CONDITIONS TO THE OBLIGATIONS
                                OF THE PARTIES

     4.1 Conditions to the Obligations of IBL. The obligation of IBL to purchase and pay for the Acquired Shares and sell and transfer the Acquired Assets and assign the Assumed Liabilities on the Closing Date is, at its option, subject to the satisfaction or waiver by IBL, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties of PRTI to be True and Correct. The representations and warranties contained in Article III shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of PRTI shall have certified to IBL in writing to such effect.

          (b) Performance. PRTI shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of PRTI shall have certified to IBL in writing to such effect and to the further effect that all of the conditions set forth in this Section 4.1 have been satisfied.

          (c) Due Diligence. IBL shall have completed its due diligence investigation of PRTI and shall be satisfied in its sole discretion in all respects with the findings thereof.

          (d) Proceedings to be Satisfactory. All corporate and other proceedings to be taken by PRTI in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to IBL and its counsel, and IBL and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (e) Purchase by IBL. Subject to the conveyance of the Acquired Assets to PRTI for the Acquired Shares on the Closing Date, PRTI shall have delivered a stock certificate or certificates representing the Acquired Shares.

          (f) Supporting Documents. IBL and its counsel shall have received copies of the following documents:

               (i) a certificate of the Secretary of State of Nevada dated as of a recent date as to the due incorporation and good standing of PRTI.

               (ii) a certificate of the Secretary or an Assistant Secretary of PRTI dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of PRTI as in effect on the date of such certification;
                      (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of PRTI authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Acquired Shares and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that PRTI's Articles of Incorporation have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above; and (D) to the incumbency and specimen signature of each officer of PRTI executing this Agreement, and any of the stock certificates representing the Acquired Shares and any certificate or instrument furnished pursuant hereto and a certification by another officer of PRTI as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of PRTI as IBL or its counsel reasonably may request.

          (g) Preemptive Rights; Termination of Shareholder Agreements. All shareholders of PRTI having any preemptive, first refusal or other rights with respect to the issuance of the Acquired Shares shall have irrevocably waived the same in writing. All shareholder agreements, voting agreements, registration rights agreements and similar agreements relating to the capital stock of PRTI shall have been terminated by all parties to such agreements.

          (h) Other Waivers and Consents. PRTI shall have obtained all other necessary waivers or consents to the execution of this Agreement and the related agreements.

          (i) Stockholder and Board of Director Approvals. If required by applicable law or the Organizational Documents of either IBL or PRTI, this Agreement shall have been approved and adopted by the requisite vote of the shareholders and Board of Directors of PRTI and/or IBL and the issuance of the Acquired Shares pursuant to this Agreement shall have been approved by the requisite vote of the shareholders and Board of Directors of PRTI.

          (j) License Agreement. PRTI has executed and delivered a license agreement granting a license to IBL to use certain licenses and patents that are a part of the Acquired Assets (the "License Agreement") in form and substance to the mutual satisfaction of PRTI and IBL.

          (k) Registration Rights Agreement. PRTI has executed and delivered a Registration Rights Agreement to IBL regarding the Acquired Shares in form and substance to the mutual satisfaction of PRTI and IBL.

          (l) Creditor Consents. IBL shall have received, on or before the Closing Date all necessary consents from those creditors which have perfected security interests in any of the Acquired Assets. Such consents shall be in form and substance to the mutual satisfaction of PRTI and IBL.

     4.2 Conditions to the Obligations of PRTI. The obligation of PRTI to issue the Acquired Shares and, purchase the Acquired Assets, and assume the Assumed Liabilities on the Closing Date is, at its option, subject to the satisfaction or waiver by PRTI, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties of IBL to be True and Correct. The representations and warranties of IBL contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of IBL shall have certified to PRTI in writing to such effect.

          (b) Performance. IBL shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of IBL shall have certified to PRTI in writing to such effect and to the further effect that all of the conditions set forth in this Section 4.2 have been satisfied.

          (c) Due Diligence. PRTI shall have completed its due diligence investigation of IBL and shall be satisfied in its sole discretion in all respects with the findings thereof.

          (d) Proceedings to be Satisfactory. All corporate and other proceedings to be taken by IBL in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to PRTI, and PRTI and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (e) Conveyance of the Acquired Assets. IBL shall have conveyed the Acquired Assets to PRTI on the Closing Date.

          (f) Stockholder Approvals. If required by applicable law, or the Organizational Documents of either IBL or PRTI, this Agreement shall have been approved and adopted by the requisite vote of the shareholders and Board of Directors of PRTI and/or IBL and the issuance of the Acquired Shares pursuant to this Agreement shall have been approved by the requisite vote of the shareholders and Board of Directors of PRTI.

          (g) No Adverse Action. There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

          (h) Certificate of IBL. IBL shall have delivered to PRTI a certificate to the effect that each of the conditions specified above in Sections 4.2(a) through (h) is satisfied in all respects.

          (i) Final Inspection of Acquired Assets. PRTI or its representatives shall have been afforded an opportunity, within forty-eight (48) hours prior to Closing, to conduct an on-site inspection of the Acquired Assets and based on such inspection or otherwise shall have reasonably determined that the Acquired Assets shall be acceptable to PRTI.

          (j) Employment Agreements. PRTI shall have received executed employment agreements of key employees of IBL, specifically, Pam Dixon, Dave Kettmann and Patricia Johnson, to ensure the complete transfer of knowledge and technology to PRTI regarding the purchase of the Acquired Assets.

          (k) Registration Rights Agreement. IBL and PRTI shall have entered into a mutually satisfactory Registration Rights Agreement with respect to the Acquired Shares.

          (l) Creditor Consents. IBL shall have received, on or before the Closing Date, all necessary consents from those creditors which have perfected security interests in any of the Acquired Assets. Such consents shall be in form and substance to the mutual satisfaction of PRTI and IBL.

                                   ARTICLE V
                               COVENANTS OF PRTI

     PRTI covenants and agrees that, unless IBL otherwise agrees in writing, from the date of this Agreement until the Closing:

     5.1 Corporate Existence. PRTI shall maintain its corporate existence and all of its rights and licenses necessary to maintain its business in full force and effect.

     5.2 Compliance with Laws. PRTI shall comply with all applicable Laws, noncompliance with which could Materially Adversely Affect it's business or condition, financial or otherwise.

     5.3 Appropriate Action; Consents; Filings. PRTI shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement;
(ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under applicable Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals of parties to Contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by PRTI of the transactions contemplated hereby; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable federal or state securities laws; and (B) any other applicable Law.

     5.4  Indemnification.

     (a) In addition to all rights and remedies available to IBL at law or in equity, PRTI shall indemnify, defend and hold harmless IBL and any parent, subsidiary, associate, affiliate, partner, shareholder, director, officer, employee or agent (all of the foregoing are collectively referred to as the "Indemnified Parties") of IBL from and
                                           -------------------
          against and pay on behalf of or reimburse such party as and when incurred all losses, including, without limitation, Liabilities, demands, claims, actions or causes of action, costs, damages, judgments, debts, settlements, assessments, deficiencies, taxes, penalties, fines or expenses, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or
                          ------
          become subject to, as a result of, in connection with, or relating to or by virtue of:

               (i) any material misrepresentations or material breach of warranty on the part of PRTI under Article III;

               (ii) any material misrepresentation in or material omission from any of the representations or warranties contained in this Agreement or in any Schedule delivered to IBL by or on behalf of PRTI in connection herewith;

               (iii) any material nonfulfillment or breach of any covenant or agreement on the part of PRTI under this Agreement; or

               (iv) any action, demand, proceeding, investigation or claim by any third party, including, without limitation, Government Entities against or affecting any PRTI Affiliated Company or any of their affiliates which, if successful, would give rise to or evidence the existence of or relate to a material breach of (A) any of the material representations or warranties at the time made or (B) the covenants of PRTI.

     (b) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder for a period of two (2) years, regardless of any investigation, inquiry or examination made for or on behalf of, or any Knowledge of, IBL and/or any of the other Indemnified Parties or the acceptance by IBL of any certificate or opinion.

     (c) If for any reason the indemnity provided for in this Section 5.4 is unavailable to any Indemnified Party or is insufficient to hold each such Indemnified Party harmless from all such Losses arising with respect to the transactions contemplated hereunder, then PRTI and the Indemnified Party shall each contribute to the amount paid or payable by such Loss in such proportion as is appropriate to reflect not only the relative benefits received by PRTI on the one hand, and such Indemnified Party on the other, but also the relative fault of PRTI on the one hand, and the Indemnified Party on the other, as well as any relevant equitable considerations. In addition, PRTI agrees to reimburse any Indemnified Party upon demand for all reasonable expenses, including legal counsel fees, incurred by such Indemnified Party or any such other person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expense reimbursement obligations that PRTI has under this Section 5.4 shall be in addition to any liability that PRTI may otherwise have. PRTI further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

     (d) Any indemnification of either IBL or any other Indemnified Party by PRTI pursuant to this Section 5.4 shall be effected by wire transfer of immediately available funds from PRTI to an account designated by IBL or such other Indemnified Party within 15 days after the determination thereof.

     5.5 Confidentiality. PRTI shall, and shall cause each other PRTI Affiliated Company to, maintain in confidence, and cause their respective directors, officers, employees, agents and advisors to maintain in confidence, any written, oral or other information obtained in confidence from IBL in connection with this Agreement or the contemplated transactions. If this Agreement is terminated, PRTI shall return or destroy as much of such written information as IBL may reasonably request.

                                  ARTICLE VI
                               COVENANTS OF IBL

          IBL covenants and agrees that, unless PRTI otherwise agrees in writing, from the date of this Agreement until the Closing:

     6.1 Operation of Business. From and after the date of this Agreement and until the Closing Date, IBL will conduct its business in a reasonable and prudent manner as far as is practicable in accordance with past practices, and will use its best efforts to preserve its existing business and relationships with its employees, customers, and others, to preserve and protect the Acquired Assets, and to conduct its business in compliance with all applicable laws and regulations. During that period, IBL will not make any material divestitures of assets (other than inventory sold in the normal and Ordinary Course of Business as presently conducted), and will not encumber any of the Acquired Assets, or any other assets, rights, or interests which are subject to this Agreement. IBL will not otherwise engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. From and after the date of this Agreement and until the Closing, IBL shall refrain from any action or inaction with third parties that may jeopardize clean and clear title to the Acquired Assets.

     6.2 Full Access. IBL will permit representatives of PRTI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of

IBL, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to IBL.

     6.3 Exclusivity. IBL will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of IBL (including any acquisition structured as a merger, consolidation, or share exchange).

     6.4 Appropriate Action; Consents; Filings. IBL shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement;
(ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under applicable Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals of parties to Contracts) necessary to be obtained by IBL in connection with the authorization, execution and delivery of this Agreement and the consummation by IBL of the transactions contemplated hereby; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable federal or state securities laws; and (B) any other applicable Law.

     6.5  Indemnification.

          (a) In addition to all rights and remedies available to PRTI at law or in equity, IBL shall indemnify, defend and hold harmless PRTI and any Indemnified Party of PRTI from and against and pay on behalf of or reimburse such party as and when incurred all losses, including, without limitation, Liabilities, demands, claims, actions or causes of action, costs, damages, judgments, debts, settlements, assessments, deficiencies, taxes, penalties, fines or expenses, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "PRTI Losses") which any such party
                                                  ------
               may suffer, sustain or become subject to, as a result of, in connection with, or relating to or by virtue of:

               (v) any material misrepresentations or material breach of warranty on the part of IBL under Article II;

               (vi) any material misrepresentation in or material omission from any of the representations or warranties contained in this Agreement or the Schedules delivered to PRTI by or on behalf of IBL in connection herewith;

               (vii) any material nonfulfillment or breach of any covenant or agreement on the part of IBL under this Agreement;

               (viii) any action, demand, proceeding, investigation or claim by any third party, including, without limitation, Government Entities against or affecting any IBL Affiliated Company or any of their affiliates which, if successful, would give rise to or evidence the existence of or relate to a material breach of (A) any of the material representations or warranties at the time made or (B) the covenants of IBL;

               (ix) any action, demand, proceeding, investigation or claim by any third party regarding the Acquired Assets whereby such action, demand, proceeding, investigation or claim is based upon certain agreements, actions or breaches by IBL regarding the use or ownership of the Acquired Assets prior to the date hereof; or

               (x) any claims for damages, losses, diminution in value of any asset which remains on the premises of 215 Castro Street, Mountain View, California 94041, following the date hereof.

          (b) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder for a period of two (2) years regardless of any investigation, inquiry or examination made for or on behalf of, or any Knowledge of, PRTI and/or any of the other PRTI Indemnified Parties or the acceptance by PRTI of any certificate or opinion.

          (c) If for any reason the indemnity provided for in this Section 6.5 is unavailable to any PRTI Indemnified Party or is insufficient to hold each such PRTI Indemnified Party harmless from all such PRTI Losses arising with respect to the transactions contemplated hereunder, then IBL and the PRTI Indemnified Party shall each contribute to the amount paid or payable by such PRTI Loss in such proportion as is appropriate to reflect not only the relative benefits received by IBL on the one hand, and such PRTI Indemnified Party on the other, but also the relative fault of IBL on the one hand, and the PRTI Party on the other, as well as any relevant equitable considerations. In addition, IBL agrees to reimburse any PRTI Party upon demand for all reasonable expenses, including legal counsel fees, incurred by such PRTI Indemnified Party or any such other person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expense reimbursement obligations that IBL has under this Section 6.5 shall be in addition to any liability that IBL may otherwise have. IBL further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the PRTI Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

          (d) Any reimbursements owed to PRTI by IBL hereunder shall be paid by IBL (i) first out of the Escrow Account as described in Section
               1.4 hereof (for which purpose any Acquired Shares which are transferred to PRTI out of the escrow created by the Escrow Agreement shall be valued at the average sale price of such shares on the senior market or quotation system on which such Shares are then listed or quoted over the ten (10) trading days immediately preceding the date on which such Shares are so transferred, and (ii) then, to the extent of the balance, effective by wire transfer of immediately available funds from IBL to an account designated by PRTI or such other PRTI Indemnified Party within 15 days after the determination thereof.

     6.6 Confidentiality. IBL shall, and shall cause each other IBL Affiliated Company to, maintain in confidence, and cause their respective directors, officers, employees, agents and advisors to maintain in confidence, any written, oral or other information obtained in confidence from PRTI in connection with this Agreement or the contemplated transactions. If this Agreement is terminated, IBL shall return or destroy as much of such written information as PRTI may reasonably request.

     6.7 IBL Schedules. Within ten (10) business days of the date of this Agreement, IBL will deliver to PRTI a set of schedules (the "IBL Schedules")
                                                             -------------
identifying (a) the Acquired Assets described in Section 1.2(d), and (b) any exceptions to the representations and warranties of IBL set forth in Article II.

                                  ARTICLE VII
                                  TERMINATION

     7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by the written agreement of IBL and PRTI;

          (b) by either IBL or PRTI by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. Chicago time on December 31, 2000, or such later date as may be selected by the mutual written consent of IBL and PRTI, provided that no party may give such notice if its breach of this Agreement has precluded the consummation of this Agreement;

          (c) by PRTI by written notice to IBL if (i) the representations and warranties of IBL shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made, or (ii) if any of the conditions set forth in Section 4.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Chicago time, on December 31, 2000, or such later date as may be selected by the mutual written consent of IBL and PRTI, unless such failure shall be due to the failure of PRTI to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing; or

          (d) by IBL by written notice to PRTI if (i) the representations and warranties of PRTI shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made, (ii) if any of the conditions set forth in Section 4.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Chicago time, on December 31, 2000, or such later date may be selected by the mutual written consent of IBL and PRTI, unless such failure shall be due to the failure of IBL to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing, or (iii) in the event IBL elects to terminate by reason of the option provided in Section 4.2(f).

     7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall become void, without any liability to any party in respect hereof or the transactions contemplated hereby on the part of any party hereto or any of their respective directors, officers, employees, agents, consultants, representatives, advisers or shareholders, provided, however, that: (a) nothing shall release a breaching party from liability for damages resulting from its breach of this Agreement, and (b) Sections 5.5, 6.6, 7.2, and Articles VIII and IX shall survive indefinitely subject to applicable statutes of limitations.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     8.2 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in any other agreement, or any certificate or instrument delivered to IBL pursuant to or in connection with this Agreement, shall survive the Closing for a period of two (2) years.

     8.3 Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such representations, warranties, covenants or agreements may proceed to protect and enforce their rights either under the indemnification provisions of this Agreement or by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     8.4 Brokerage. Each party will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made with any third party.

     8.5 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting IBL shall inure to the benefit of any and all subsequent holders from time to time of the Acquired Shares.

     8.6 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or sent by overnight delivery or by certified or registered mail, return receipt requested, addressed as follows:

          (a) if to PRTI, at Phoenix Resources Technologies, Inc., 10153 Parkwood Drive, Suite 6, Cupertino, California 95014, telecopier:
               (775) 628-6017, Attention: Michael Lamb, with a copy to Eric M. Fogel, Esquire, Duane,

               Morris & Heckscher LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, telecopier: (312) 499-6701;

          (b) if to IBL, at iBuyLine, Inc., 215 Castro Street, Mountain View, California 94041, telecopier: (___) ___-____, Attention: Edward
               V. Lauing, President, with a copy to Philip S. Boone, Jr., Esq., Coblentz, Patch, Duffy & Bass, LLP, 222 Kearny Street, 7th Floor, San Francisco, CA 94108, telecopier: (415) 989-1663;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others as provided herein.

     All notices, consents or other communications required or permitted to be given under this Agreement shall be deemed to have been duly given and received
(i) when delivered personally, (ii) three (3) business days after being mailed by first class mail, postage prepaid, or (iii) one (1) business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the signature page of this Agreement. Notices may also be given by telecopier and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California notwithstanding any conflicts-of-law doctrines of such state or any other jurisdiction to the contrary. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT. E

     8.8 Entire Agreement. This Agreement, including the Schedules hereto, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules hereto are hereby incorporated herein by reference.

     8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.10 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of PRTI and IBL.

     8.11 Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision, or any part thereof, but this Agreement shall be construed as if such invalid or unenforceable term, phrase, clause, paragraph, restriction, covenant, agreement or other provision had never been contained herein unless the deletion of such term, phrase, clause, paragraph, restriction, covenant, agreement or other provision would result in such a material change as to cause the covenants and agreements contained herein to be unreasonable or would materially and adversely frustrate the objectives of the parties as expressed in this Agreement.

     8.12 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     8.13 Public Announcements. PRTI and IBL shall consult with each other before issuing any press release or otherwise making any public statement relating to the subject matter of this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and without the consent of the other party which shall not be unreasonably withheld, except as may be required by federal securities laws.

     8.14 Bulk Transfer Laws. PRTI acknowledges that IBL will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                                  ARTICLE IX
                                  DEFINITIONS

     9.1 "Affiliated Companies" means a Party and its Subsidiaries, collectively.

     9.2  "Common Stock" means PRTI's Common Stock, $.0001 par value.

     9.3 "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     9.4 "Environmental Laws" means any and all Laws, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those relating to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     9.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any successor federal statute.

     9.6 "Government Entity" means any supranational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

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

     9.7 "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including but not limited to biomedical waste, that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     9.8 "Knowledge" or "to Know" means actual knowledge after reasonable review of internal corporate documents and files.

     9.9 "Laws" includes any applicable foreign, federal, state, or local law, statute, rule, regulation, Order or other restriction of any court or other Government Entity.

     9.10 "Liability" means any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

     9.11 "Material Adverse Effect" or "Materially Adversely Affect" means any event or change which has a material adverse effect on (a) the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of a party taken as a whole, whether or not in the ordinary course of business, (b) the ability of a party to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement.

     9.12 "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practice of such Person (including with respect to quality and frequency) and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     9.13 "Organizational Documents" means the articles or certificate of incorporation and the bylaws of a corporation; the partnership agreement and any statement of partnership of a general partnership; the limited partnership agreement and the certificate of the limited partnership of a limited partnership; any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and any amendment to any of the foregoing.

     9.14 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Government Entity.

     9.15 "SEC" means the United States Securities and Exchange Commission.

     9.16 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of any successor federal statute.

     9.17 "Subsidiary" with respect to any Person (the "Owner") means any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

                          (Signature page to follow.)

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

     IN WITNESS WHEREOF, PRTI and IBL have executed this Agreement on the 31/st/ of October 2000.

                              PHOENIX RESOURCES TECHNOLOGIES, INC.


                              By: /s/ Michael Lamb
                                  ----------------------------------------------
                              Title: Vice President and Chief Operations Officer
                                    --------------------------------------------


                              IBUYLINE, INC.


                              By: /s/ Edward V. Lauing
                                  ----------------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------------

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

                                   EXHIBIT A

                                ACQUIRED ASSETS

     For purposes of the Asset Purchase Agreement, the following assets of IBL shall be and constitute the Acquired Assets.








     Notwithstanding anything to the contrary in the Asset Purchase Agreement of which this Exhibit is a part, the assets of IBL which are described above shall include the intellectual property used in connection with IBL's business, including the software and patents described in Section 6.7, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions in which IBL conducts business.

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